As filed with the Securities and Exchange Commission on December 10, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PYRAMID BREWERIES INC.

(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1258355 (I.R.S. Employer Identification No.)

91 South Royal Brougham Way
Seattle, Washington 98134
(206) 682-8322
(Address of principal executive offices, including zip code)

PYRAMID BREWERIES INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

JAMES K. HILGER
Vice President and Chief Financial Officer
91 South Royal Brougham Way
Seattle, Washington 98134
(206) 682-8322
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Eric A. DeJong
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101
(206) 359-8000

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
to Be Registered	Registered(2)	Offering Price Per Share(3)	Aggregate Offering Price(3)	Registration Fee(3)
Common Stock, par value $0.01 per share, reserved for issuance under the Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan(1)	467,182	$2.09	$976,410.38	$123.71

(1)	Also includes associated “preferred share purchase rights” to purchase shares of Common Stock which are not currently separable from the shares of Common Stock and are not currently exercisable.

(2)	Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Proposed Maximum Offering Price Per Share is estimated to be $2.09 based on the average of the high sales price ($2.12) and the low sales price ($2.06) for the Registrant’s Common Stock as reported by the Nasdaq National Market on December 7, 2004.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

     (a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 12, 2004, Amendment No. 1 on Form 10-K/A, filed on September 9, 2004, and Amendment No. 2 on Form 10-K/A, filed on December 10, 2004, which contain audited financial statements for the most recent fiscal year for which such statements have been filed;

     (b) the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004, filed on May 17, 2004, August 16, 2004, and November 15, 2004, respectively, which contain unaudited interim financial statements;

     (c) the Registrant’s Current Report on Form 8-K filed on August 16, 2004 and the Registrant’s Current Report on Form 8-K/A filed on October 18, 2004; and

     (d) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated October 27, 1995, filed pursuant to Section 12 of the Exchange Act, the description of the preferred share purchase rights contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 17, 1999, and any amendments or reports filed for the purpose of updating these descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 23B.08.320 of the Washington Business Corporations Act (the “WBCA”) permits a corporation to limit its directors’ liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article VI of the Registrant’s Amended and Restated Articles of Incorporation contains provisions limiting the liability of Registrant’s directors to the Registrant or its shareholders to the fullest extend permitted by Washington law.

     Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article IX of the Registrant’s Amended and Restated Bylaws requires the Registrant to indemnify its directors to the fullest extent permitted by Washington law, and the Registrant may indemnify its officers, employees and agents.

     The above discussion of the WBCA and the Registrant’s Amended and Restated Bylaws and Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the Amended and Restated Bylaws and the Amended and Restated Articles of Incorporation, respectively.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Notice Regarding Lack of Consent of Arthur Andersen LLP

23.3	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002)

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 10th day of December, 2004.

PYRAMID BREWERIES INC.
/s/ John J. Lennon

By:	John J. Lennon
Chief Executive Officer and President

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Jason W. Rees and James K. Hilger, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of December, 2004.

Signature	Title
/s/ John J. Lennon John J. Lennon	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ James K. Hilger James K. Hilger	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jason W. Rees Jason W. Rees	Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ George Hancock George Hancock	Chairman of the Board, Director and Founder
/s/ Scott S. Barnum Scott S. Barnum	Director
/s/ Kurt Dammeier Kurt Dammeier	Director

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Notice Regarding Lack of Consent of Arthur Andersen LLP

23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

99.1	Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.17 filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002)